Exhibit 21.1

Spirit Finance Corporation
Subsidiaries

Spirit Management Company

Spirit Finance Acquisitions, LLC

Spirit Property Holdings, LLC

Spirit Limited Holdings, LLC

Spirit Pocono Corporation

Retail Endeavors Group VII, Ltd.

Spirit SK Acquisition, LLC

Spirit SPE SK Acquisition, LLC

Spirit Master Funding, LLC

Spirit Master Funding II, LLC

Spirit Master Funding III, LLC

Spirit SPE Johnston, LLC

Spirit SPE Raleigh, LLC

Spirit SPE Missoula, LLC

Spirit SPE Covina, LLC

Spirit SPE Columbia, LLC

Spirit SPE Portfolio 2005-1, LLC

Spirit SPE Portfolio 2005-2, LLC

Spirit SPE Portfolio 2005-3, LLC

Spirit SPE Portfolio 2005-4, LP

Spirit SPE Portfolio 2005-5, LLC

Spirit SPE Portfolio 2005-6, LLC

Spirit SPE General Holdings, LLC

Spirit SPE General Holdings II, LLC

Spirit SPE US Lubbock, LP

Spirit SPE US Levelland, LP

Spirit SPE US Vernon, LP

Spirit SPE US Burkburnett, LP

Spirit SPE US Wichita Falls, LP

Spirit SPE US Childress, LP

Spirit SPE US Amarillo 522, LP

Spirit SPE US Amarillo 526, LP

Spirit SPE US Amarillo 527, LP

Spirit SPE US Amarillo 533, LP

Spirit SPE US Snyder, LP

Spirit SPE US Perryton, LP

Spirit SPE US Plainview, LLC

Spirit SPE Worcester, LLC

Spirit SPE Canton, LLC

Spirit SPE Property Holdings II, LLC

Spirit SPE Portfolio 2006-1, LLC

Spirit SPE Portfolio 2006-2, LLC

Spirit SPE Portfolio 2006-3, LLC

Spirit SPE Portfolio 2006-4, LLC

Spirit SPE Warehouse Funding, LLC

Spirit SPE Portfolio 2007-1, LLC